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PULSE ELECTRONICS CORPORATION

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Pulse Electronics Corporation First Quarter 2011 Earnings Conference Call Ralph Faison, Chairman, President & CEO Drew Moyer, CFO Alan Benjamin, COO May 3, 2011

Administrative Items Safe Harbor This presentation accompanies—and should be read in conjunction with—Pulse Electronics Corporation’s first quarter earnings press release issued on May 3, 2011, as well as management’s comments from its related public conference call. This presentation contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are based on current information, expectations and plans. There can be no assurance the forward-looking statements will be achieved. Actual results may differ materially from the forward-looking statements contained in the Company’s presentation. Important factors that could cause actual results to differ materially are included, but not limited to, those listed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other periodic reports filed with the Securities Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Non-GAAP Measures Throughout this presentation all references to operating profit (loss) and diluted earnings (loss) per share are non-GAAP and exclude severance, impairment and associated costs; non-cash stock-based compensation expenses; accelerated depreciation; and costs associated with an unsolicited takeover attempt in the respective fiscal periods. For a reconciliation of these non-GAAP measures to U.S. GAAP results, see slide 21. For the Company’s rationale for its usage of non-GAAP measures, see slide 22. 2

First Quarter Results ??Q1 in line with guidance ? Sales of $88 million ??Power: Strong industrial, high-efficiency computing, auto and mil/aero ??Network: Lower demand industry wide; customers working through inventory built in 2010 ??Wireless: Lower sales to a large OEM, partially offset by sales to new antenna customers ? Non-GAAP operating loss of $2.9 million ??Included approximately $1.0 million of cost ??$685,000 dual overhead—closure of 2 factories in China and migration to lower-cost existing facilities ??$360,000 operating cost of audio products eliminated late in Q1 ??Strong progress on strategic turnaround plan ? Improve Wireless ??$6.7 million in sales from new antenna customers ??32 design wins ? Lower operating expenses: Identified actions to save $6.6 million ? Optimize manufacturing footprint: Closed of 2 factories ? Implement ERP system: Hired new Chief Information Officer 3

Cost and Expense Reductions Expected Expected Action Annual Savings Effective Time ($ in millions) Frame Consolidation of corporate HQ into U.S. $1.5 Q3 2011 operational HQ Closure of two factories in China 2.5 Q2 2011 Elimination of audio products 1.4 Mid Q2 2011 Elimination of organizational layers and 1.2 Mid Q2 2011 support positions Total 6.6 ?$3.9 million of $6.6 million is related to operating expenses ?? 8.1 million remaining on $12 million operating expense reduction objective ?HQ consolidation ?? 1.5 million of savings v. original estimate of $1.0 million 4

Q1 2011 Financial Overview Drew Moyer, CFO

Net Sales $92.9 Key Factors $88.0 — Lower Wireless sales $24.0 $13.6 — Lower industry demand for Network products $25.5 $31.9 Partially offset by + Power +25%—strength in ??Industrial $43.4 $42.5 ??High-efficiency computing ??Automotive ??Military/aerospace Q1 2010 Q1 2011 Network Power Wireless ($ In millions) 6

Gross Margin Cost of sales declined 5% to $69.6 million Gross Margin Key Factors 21.1% 20.9% — Higher wage rates — Higher raw materials costs — Lower volume — Lower pricing for Network products — Sales decline in Wireless Partially offset by + Strong demand in Power + Continued migration to central China Q1 2010 Q1 2011 7

Selling, General & Admin Expense SG&A declined 5.1% to $21.5 As a Percentage of Net Sales million 24.4% 24.5% Key Factors + Prudent expense management in light of lower sales in Network and Wireless + Lower amortization as certain intangible assets have been fully amortized Q1 2010 Q1 2011 8

Operating Loss* Key Factors Non-GAAP Operating Loss* $ — 1 million costs ??approximately $685,000 dual overhead for factory closures/migration ??approximately $360,000 operating costs of eliminated audio products — Wireless—Lower sales — Network ( $1.6) ??Lower industry demand ??Lower pricing ??Higher wage rates and materials costs $(2.9) Partially offset by + Strong demand in Power Q1 2010 Q1 2011 + G&A expense management ($ In millions) *See slide 21 for a reconciliation to U.S. GAAP results. 9

Diluted EPS from Continuing Ops* Key Factors + Other income in Q1 ‘11 v. expense in Q1 ‘10 $0.01 + Higher tax benefit Q1 2010 Q1 2011 Partially offset by — Higher non-GAAP* operating loss $(0.24) *See slide 21 for a reconciliation to U.S. GAAP results. 10

Network Sales Key Factors $43.4 $42.5 — Industry ??Lower demand ??Work through inventory built in 2010 — Higher wage rates and materials costs — Lower pricing — Approximately $685,000 of dual overhead associated with closure of Q1 2010 Q1 2011 two facilities and migration to lower-cost existing facilities Operating Profit Partially offset by $2.3 + Migration to lower-cost labor $0.4 Q1 2010 Q1 2011 11 ($ In millions)

Power Sales $31.9 Key Factors + Strong demand $25.5 ??Industrial ??High-efficiency computing ??Automotive ??Mil/aero Q1 2010 Q1 2011 Partially offset by Operating Profit (Loss) — Higher overall wage rates and $0.5 materials costs Q1 2010 Q1 2011 $(1.4) 12 ($ In millions)

Wireless $24.0 Sales Key Factors — Normal seasonality — Continued impact of sourcing strategy change at large OEM $13.6 — Continued investment — Approximately $360,000 of operating costs of audio product lines that were Q1 2010 Q1 2011 eliminated late in the quarter Operating Loss Q1 2010 Q1 2011 Partially offset by + $6.7 million in sales from new antenna customers $(4.0) $(4.1) + Significant reduction in cost structure 13 ($ In millions)

Balance Sheet Cash and Cash Equivalents Total Debt $39.7 $131.0 $126.7 $35.9 $31.9 $29.2 $82.2 $82.2 Dec. 2009 Jun. 2010 Dec. 2010 Apr. 1 2011 Dec. 2009 Jun. 2010 Dec. 2010 Apr. 1 2011 ($ In millions) Convertible Notes Revolving Credit Facility ($ In millions) 14

Operational Overview Alan Benjamin, COO

Operational Highlights ??Manufacturing footprint simplification ? Closed 2 factories in coastal China ?? 2.5 million of annual savings ??Audio business ? Eliminated products late in Q1 ?? 1.4 million of annual savings ??Wireless progress ?? 6.7 million sales from new antenna customers ? 32 design wins ? Progress with new OEM on a high-volume platform ??Price increases ? Late March start for some customers ? Q2 start for many customers ? Q3 start for customers with annual contracts ??Japan earthquake ? Limited impact in Q1 ? Demand impact in Q2, particularly in auto ? Successful alternate sourcing for Pulse raw materials 16

Q2 2011 Outlook and Summary Ralph Faison, President & CEO

Q2 2011 Outlook ?Context ? Network—customers working through existing inventory ? Wireless—“troughing” ? Power—Good demand, particularly in new markets ??High-efficiency computing ??Alternative energy ??Smart grid ?Net sales ? Consolidated—To range from $91 million to $96 million ?Non-GAAP operating profit* ? To range from a loss of $2 million to profit of $1 million *Excludes severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments 18

Summary ?Q1 results in line with guidance ?$6.6 million of cost and expense reductions ?Wireless progress ?Steps to optimize manufacturing footprint ?Strengths from which to build ?Vote the WHITE proxy card 19

Appendix

Non-GAAP Reconciliation Schedule A NON-GAAP MEASURES (UNAUDITED) (in thousands, except per-share amounts) 1. Adjusted EBITDA Quarter Ended 4/1/11 3/26/10 Net loss attributable to Pulse Electronics Corporation $ (4,425) $ (53,927) Net (earnings) loss from discontinued operations (612) 18,076 Non-controlling interest 48 307 Income tax benefit (5,065) (2,142) Interest expense, net 1,293 1,349 Non-cash stock-based compensation expenses 248 308 Depreciation and amortization 2,598 5,313 Other (income) expense (1,542) 5,904 Severance, impairment and other associated costs 6,756 27,327 Costs related to unsolicited takeover attempt 430 —Adjusted EBITDA (271) 2,515 2. Net earnings (loss) per diluted share from continuing operations excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments Quarter Ended 4/1/11 3/26/10 Net loss per diluted share $ (0.11) $ (1.32) Diluted (earnings) loss per share from discontinued operations (0.01) 0.44 After-tax severance, impairment and other associated costs, per share 0.12 0.61 After-tax costs related to unsolicited takeover attempt, per share 0.01 —After-tax non-cash stock-based compensation expenses, per share 0.00 0.01 Other adjustments: accelerated depreciation, per share — 0.02 Net earnings (loss) per diluted share from continuing operations excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments 0.01 (0.24) 3. Operating (loss) profit excluding severance, impairment and other associated costs, costs related to unsolicited takeover attempt, non-cash stock-based compensation expenses and other adjustments Quarter Ended 4/1/11 3/26/10 Operating loss $ (10,303) $ (30,433) Pre-tax severance, impairment and other associated costs 6,756 27,327 Pre-tax non-cash stock-based compensation expenses 248 308 Pre-tax costs related to unsolicited takeover attempt 430 —Other adjustment: accelerated deprecation — 1,188 Operating loss excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments (2,869) (1,610) Net sales $88,039 $92,860 Operating margin excluding severance, impairment and other associated costs, costs related to 21 unsolicited takeover attempt, non-cash stock-based compensation expense and other adjustments -3.3% -1.7%

Non-GAAP Rationale Non-GAAP Rationale Non-GAAP operating profit or loss (operating profit or loss according to accounting principles generally accepted in the United States excluding pre-tax severance, impairment and other associated costs; pre-tax non-cash stock-based compensation expenses; and other pre-tax adjustments as described in the applicable period), non-GAAP diluted earnings (loss) per share (net earnings (loss) per share from continuing operations according to principles generally accepted in the United States excluding after-tax severance, impairment and other associated costs; after-tax non-cash stock-based compensation expenses; and other after-tax adjustments as described in the applicable period) and adjusted EBITDA (net earnings attributable to Pulse Electronics Corporation plus net earnings from discontinued operations and non-controlling interest, excluding income taxes; depreciation and amortization; interest expense/income; non-cash stock-based compensation expenses; other expense/income; and severance, impairment and other associated costs and other adjustments as described in the applicable period), are not measures of performance under accounting principles generally accepted in the United States. Non-GAAP operating profit or loss, non-GAAP diluted earnings (loss) per share and adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, operating profit, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity. Non-GAAP operating profit (loss) and non-GAAP diluted earnings (loss) per share are often used by our shareholders and analysts as an additional measure of our operating performance. Adjusted EBITDA is often used by our shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures. We believe these non-GAAP measures enhance a reader’s understanding of our financial condition, results of operations and cash flow because they are unaffected by capital structure and, therefore, enables investors to compare our operating performance to that of other companies. We understand that our presentation of non-GAAP operating profit (loss), non-GAAP diluted earnings (loss) per share and adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation. Based on discussions with investors and equity analysts, we believe that a reader’s understanding of the Company’s operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments may facilitate comparisons of operating performance among financial periods and peer companies. These charges result from facility closures, the exit of a product line, production relocations and capacity reductions and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment. Removing non-cash stock-based compensation expenses facilitates comparisons of the company’s operating performance with that of other companies with differing compensation structures and with the company’s performance in periods during which its own compensation structure may have been different. Impairment charges, accelerated depreciation and costs related to an unsolicited takeover attempt are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded. For a reconciliation of these non-GAAP measures to results according to U.S. GAAP, see slide 21. 22